Exhibit 99.1

Tivic Reports Third Quarter 2024 Financial Results and Provides Business Update

Pre-recorded Conference Call to Follow at 1:30 p.m. PDT/4:30 p.m EDT

FREMONT, Calif.– November 14, 2024 – Tivic Health® Systems, Inc. (Nasdaq: TIVC), a health tech company that develops and commercializes bioelectronic medicine, today announced third quarter and nine-months ended September, 30, 2024 financial results and discussed growth strategies based on its novel, patent-pending vagus nerve stimulation (VNS) science and device technology.

“This quarter we made significant progress on each of the three prongs of our strategy for delivering shareholder value," stated Jennifer Ernst, CEO of Tivic Health. "The first prong is the aggressive steps we have taken to improve the economics of the ClearUP product line -- our commercially available handheld, trigeminal nerve stimulation device for sinus and allergy conditions. This quarter, we completed the redesign of our supply chain, and, net of one-time costs, saw upwards of 70% gross margin in the months following the transition.

"The second leg, and most important element of our strategy, is our development of a non-invasive vagus nerve stimulation system that has the potential to catalyze Tivic's long-term value. In a Phase 1 trial earlier this year, we demonstrated clinically meaningful changes in autonomic, cardiac and neurologic systems using a patent-pending approach to non-invasive VNS. This positions the company to enter significantly higher value markets. This quarter we began the clinical optimization of our system, working with industry experts at the Feinstein Institute of Bioelectronic Medicine.

"In parallel, we have also engaged a leading growth consulting firm to work closely with our clinical team on prioritizing these high value use cases based on the needs of patients, providers and payers. Already we have identified several multi-billion dollar market opportunities for the program. We expect to reach a significant inflection point in the business in the next twelve months as we build out our VNS medical device program," concluded Ernst.

Third Quarter and Subsequent Weeks Business and Operational Updates

In the third quarter 2024 and subsequent weeks, the company announced the following:

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Started and completed enrollment of patients in a Phase 1a optimization study designed to identify device parameters that optimally influence autonomic nervous system (ANS) function.
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Partnered with Fletcher Spaght (FSI), a leading healthcare growth strategy firm, to accelerate development of Tivic's commercial strategy for non-invasive cervical VNS (ncVNS).
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Appointed Lisa Wolf as interim CFO, effective October 1, replacing Kimberly Bambach, who will continue to provide special project work and strategic consulting to the company.
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Completed supply chain redesign to drive increased profitability of ClearUPTM product line.

Financial Performance

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Revenue (net of returns) for the three and nine months ended September 30, 2024 was $126,000 and $600,000, respectively, a decrease of $219,000, or 27%, compared with the first nine months of 2023 primarily due to a 36% decrease in unit sales, offset by a 13% increase in the per unit average sales price.
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Cost of sales for the three and nine months ended September 30, 2024 was $82,000 and $359,000, respectively, a decrease of $178,000, or 34%, compared with the first nine months of 2023.
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Gross profit in the three and nine months ended September 30, 2024 was $44,000 and $241,000, respectively, compared with $108,000 and $282,000 in 2023.
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Total operating expenses year to date 2024 were reduced by $1.9 million compared to the nine months ended September 30, 2023. For three months ended September 30, 2024 operating expenses totaled $1.5 million, down from $1.9 million a year ago. For the nine months ended September 30, 2024 total operating expenses were $4.4 million, down from $6.3 million in 2023.
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During the three months ended September 30, 2024 company incurred a net loss of $1.4 million, compared with $1.8 million for the same period in 2023. Net loss for the first nine months of 2024 was $4.2 million, a decrease of $1.8 million compared to the same period in 2023.
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At September 30, 2024 cash and cash equivalents totaled $2.2 million, compared with $3.4 million at December 31, 2023. During October and November 2024, the Company raised net proceeds of $775,000 through sales of common stock pursuant to an Equity Distribution Agreement.

Conference Call and Webcast Information

Management will host a webcast/conference call today, November 14, at 1:30 PM PST / 4:30 PM EST to discuss the company’s third quarter 2024 financial results and provide a business update.

Conference Call Details:

Toll Free: 877-545-0523

International: 973-528-0016

Access Code: 507355

Webcast Link

https://www.webcaster4.com/Webcast/Page/2865/51524

An audio replay of the call will be available for the next 90 days from the investor page on the Tivic Health website at https://tivichealth.com/investor/.

About Tivic Health

Tivic Health is a commercial health tech company advancing the field of bioelectronic medicine. Tivic Health’s technology platforms leverage stimulation of the trigeminal, sympathetic, and vagus nerve structures. Tivic Health’s non-invasive and targeted approach to the treatment of inflammatory chronic health conditions gives consumers and providers drug-free therapeutic solutions with high safety profiles, low risk, and broad applications. Tivic Health’s first commercial product ClearUPTM is an FDA approved, award-winning, handheld bioelectronic sinus device. ClearUPTM is clinically proven, doctor-recommended, and is available through online retailers and commercial distributors. For more information visit http://tivichealth.com@TivicHealth

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the future development of ncVNS treatment; Tivic Health’s ability to commercialize products arising out of the ncVNS treatment and Tivic Health’s plans to seek regulatory approval for such clinical products; Tivic Health’s continued focus on developing ncVNS treatment, including in the epilepsy, post-traumatic stress disorder, and/or ischemic stroke space; expected clinical utility, including which patient populations may be pursued; market and other conditions; supply chain constraints; macroeconomic factors, including inflation; Tivic Health's ability to raise additional capital on favorable terms, or at all, when needed; Tivic Health's ability to maintain its Nasdaq listing; and unexpected costs, charges or expenses that reduce Tivic Health’s capital resources. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Tivic Health’s actual results to differ from those contained in the forward-looking statements, see Tivic Health’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, under the heading “Risk Factors”; as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Media Contact:

Morgan Luke

Morgan.Luke@tivichealth.com

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com

Tivic Health Systems, Inc.

Condensed Balance Sheets

(in thousands, except share and per share data)

	September 30, 2024	December 31, 2023
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$2,189	$3,395
Other current assets	974	1,257
TOTAL CURRENT ASSETS	3,163	4,652
PROPERTY AND EQUIPMENT, NET	119	122
NONCURRENT ASSETS	112	383
TOTAL ASSETS	$3,394	$5,157

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$560	$1,208
Other current liabilities	—	193
TOTAL CURRENT LIABILITIES	560	1,401
TOTAL LONG-TERM LIABILITIES	—	176
STOCKHOLDERS' EQUITY
Common stock	1	—
Additional paid in capital	44,897	41,466
Accumulated deficit	(42,064)	(37,886)
TOTAL STOCKHOLDERS' EQUITY	2,834	3,580
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,394	$5,157

Tivic Health Systems, Inc.

Condensed Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended
	2024	2023	2024	2023
REVENUES	$126	$282	$600	$819
COST OF SALES	82	174	359	537
GROSS PROFIT	44	108	241	282
OPERATING EXPENSES
Research and development	422	337	980	1,295
Sales and marketing	234	480	946	1,390
General and administrative	819	1,051	2,433	3,598
TOTAL OPERATING EXPENSES	1,475	1,868	4,359	6,283
NET OPERATING LOSS	(1,431)	(1,760)	(4,118)	(6,001)
OTHER EXPENSE	—	—	60	—
NET LOSS	$(1,431)	$(1,760)	$(4,178)	$(6,001)
NET LOSS PER SHARE - BASIC AND DILUTED	$(0.23)	$(1.48)	$(1.07)	$(10.60)
WEIGHTED-AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	6,191,127	1,189,821	3,897,938	566,228